Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We have issued our reports dated February 24, 2011, with respect to the consolidated financial statements and internal control over financial reporting included in the Annual Report of Dorchester Minerals, L.P. on Form 10-K for the year ended December 31, 2010. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Dorchester Minerals, L.P. on Form S-4 (File No. 333-124544).

/s/ Grant Thornton LLP

Grant Thornton LLP

Dallas, Texas

February 24, 2011